Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Nos. 333-254450 and 333-254448 on Form S-3 and Registration Statement Nos. 333-256435 and 333-230675 on Form S-8 of Bally’s Corporation of our report dated June 8, 2021, relating to the financial statements of Aztar Indiana Gaming Company, LLC d/b/a Tropicana Evansville appearing in this Form 8-K/A of Bally’s Corporation dated August 2, 2021.

/s/ Deloitte & Touche LLP

Las Vegas, NV

August 2, 2021